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                                                                     EXHIBIT 8.2


             [LETTERHEAD OF LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.]







                                                                 April 16, 2003


AXIS Capital Holdings Limited
106 Pitts Bay Road
Pembroke HM08, Bermuda


Ladies and Gentlemen:

      We have acted as counsel to AXIS Capital Holdings Limited ("AXIS Holdings") in connection with (i) AXIS Holdings' anticipated initial public offering of its common shares ("Common Shares") and (ii) the preparation and filing of AXIS Holdings' Registration Statement on Form S-1 (No. 333-103620) (the "Registration Statement") filed on April 16, 2003 hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"). With respect thereto we have considered the material U.S. federal income tax considerations relating to AXIS Holdings and its direct and indirect subsidiaries, AXIS Specialty Limited, AXIS Specialty Holdings Ireland Limited, AXIS Re Limited, AXIS Specialty Europe Limited, AXIS Specialty UK Limited, AXIS Specialty UK Holdings Limited and AXIS Specialty (Barbados) Limited (collectively, the "Non-US Companies"), AXIS Specialty U.S. Holdings, Inc., AXIS Reinsurance Company, AXIS Specialty Insurance Company and Sheffield Insurance Corporation (collectively, the "US Companies") (the US Companies and Non-US Companies being referred to collectively as the "Companies") and the ownership of the Common Shares by investors who acquire such shares in the offering. Specifically, in connection therewith, you have requested our opinion regarding the discussion of the material U.S. federal income tax considerations under the headings "MATERIAL TAX CONSIDERATIONS; Taxation of AXIS Holdings and Subsidiaries; United States" and "MATERIAL TAX CONSIDERATIONS; Taxation of Shareholders; United States Taxation" in the Registration Statement and certain matters expressly set forth in such discussion relating to "passive foreign investment company" ("PFIC") issues.

      In rendering our opinion, we have examined and with your consent relied upon the accuracy and completeness of the facts, information, covenants and representations

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AXIS Capital Holdings Limited
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April 16, 2003

contained in originals or copies, certified or otherwise identified to our satisfaction, the Registration Statement, the Bye-Laws or Articles of Association ("Articles") of each of the Non-US Companies and such other documents and materials as we have deemed necessary or appropriate as a basis for our opinion. In addition, we have relied upon certain statements, representations and covenants made by officers of AXIS Holdings. We have assumed that such statements, representations and covenants are and will continue to be true without regard to any qualification as to knowledge or belief.

      In rendering our opinion, we have assumed that (i) each of the Non-US Companies will comply with the provisions of their respective Bye-Laws or Articles and (ii) the Registration Statement, the Bye-Laws or Articles of each of the Non-US Companies and such other documents and materials as we have considered reflect all the material facts relating to the Companies and their operations. Our opinion is conditioned upon, among other things, the initial and continuing accuracy and completeness of the facts, information, covenants and representations made by the Companies. Any change, inaccuracy or material omission in the foregoing could affect our conclusions stated herein.

      We have also assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

      In rendering our opinion, we have relied upon the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder by the U.S. Department of Treasury (the "Regulations"), pertinent judicial authorities, rulings of the Internal Revenue Service (the "IRS"), and such other authorities as we have considered relevant, in each case as in effect on the date hereof. It should be noted that such Code, Regulations, judicial decisions, administrative interpretations and other authorities are subject to change at any time, perhaps with retroactive effect. A material change in any of the materials or authorities upon which our opinion is based could affect our conclusions stated herein.

      Based upon the foregoing and subject to the qualifications set forth herein, we are of the opinion that under current U.S. federal income tax law:

      1. AXIS Holdings was not in prior years of operation and should not be considered a PFIC as defined in Section 1297 of the Code, although this conclusion is not free from doubt.

      2. The discussion set forth in the Registration Statement under the headings "MATERIAL TAX CONSIDERATIONS; Taxation of AXIS Holdings and Subsidiaries; United States" and "MATERIAL TAX CONSIDERATIONS; Taxation of Shareholders; United States Taxation" constitutes, in all material respects, a fair and accurate summary of the


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AXIS Capital Holdings Limited
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April 16, 2003


            U.S. federal income tax considerations relating to the Companies and the ownership of AXIS Holdings' Common Shares by U.S. Persons that are not otherwise excepted in the Registration Statement and who acquire such shares in the offering.

      This opinion is being furnished in connection with the Registration Statement. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law. This opinion is for your benefit and is not to be used, circulated, quoted or otherwise referred to for any purpose, except that you may refer to this opinion in the Registration Statement. Investors should consult their tax advisors as to the particular tax consequences to them of an investment in Common Shares of AXIS Holdings, including the effect and the applicability of state, local or foreign tax laws. Any variation or difference in any fact from those set forth, referenced or assumed either herein or in the Registration Statement may affect the conclusions stated herein. In addition, there can be no assurance that the IRS will not assert contrary positions.

      In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and the reference to us in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                Very truly yours,


                                /s/ LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.